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Exhibit 3.06

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

        Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.
The name of the corporation is South Carolina Electric & Gas Company

2.
Date of Incorporation July 19, 1924

3.
Agent's Name and Address H. Thomas Arthur, 1426 Main Street, Columbia, SC 29201

4.
On June 18, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

See the attached Exhibit A.

5.
The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

Not applicable

6.
Complete either "a" or "b", whichever is applicable.

a.
Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the Meeting	Number of Undisputed* Shares For or Against

South Carolina Electric & Gas Company Name of Corporation
*NOTE:
Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
b. ☒
The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.
Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date: June 18, 2004	South Carolina Electric & Gas Company Name of Corporation
Signature
Lynn M. Williams, Secretary Type or Print Name and Office

FILING INSTRUCTIONS

1.
Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.
If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.
Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00

Total	$110.00

Return to:	Secretary of State P.O. Box 11350 Columbia, SC 29211

EXHIBIT A TO ARTICLES OF AMENDMENT
OF
SOUTH CAROLINA ELECTRIC & GAS COMPANY

4.
On June 18, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

(a)
The amount of the stated capital of the corporation, after giving effect to the cancellation of all shares of the corporation's preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation's articles of incorporation, may not be reissued, is $296,918,661.50.

(b)
The reduction of the number of shares which the corporation has authority to issue is 484, itemized by class and series as follows:

Class	Series	No. of Shares
Cumulative Preferred Stock ($50 par value)	5.125%	484
  (c)
  The number of shares which the corporation has authority to issue, after giving effect to the cancellation of all shares of the corporation's preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation's articles of incorporation, may not be reissued, is 53,611,720, itemized by class and series as follows:

Class	Series	No. of Shares
Cumulative Preferred Stock ($50 par value)	5%	125,209
" " " "	4.50%	6,797
" " " "	4.60% (Series A)	10,237
" " " "	5.125%	63,516
" " " "	4.60% (Series B)	47,237
" " " "	6%	58,724
" " " ($100 par value)	6.52%	1,000,000
Serial Preferred Stock ($25 par value) (1/4 vote)	—	2,000,000
Serial Preferred Stock ($50 par value) (1/2 vote)	—	300,000
Common Stock ($4.50 par value)	—	50,000,000

		53,611,720

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STATE OF SOUTH CAROLINA SECRETARY OF STATE ARTICLES OF AMENDMENT